AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation (a) has duly established three new classes of shares (each hereinafter referred to as a "Class") for one of the eight Series (hereinafter referred to as "Series") of capital stock of the Corporation and (b) has allocated Three Billion (3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Thirty Million Dollars ($30,000,000). As a result of the action taken by the Board of Directors referenced in Article FIRST of these Articles Supplementary, the Series and the number of shares and aggregate par value of each is as follows:

         Series                                      Number of Shares            Aggregate Par Value

International Growth Fund                               1,450,000,000                     $14,500,000
International Discovery Fund                              480,000,000                     $ 4,800,000
Emerging Markets Fund                                     127,500,000                     $ 1,275,000
Global Growth Fund                                        170,000,000                     $ 1,700,000
Life Sciences Fund                                        220,000,000                     $ 2,200,000
Technology Fund                                           327,500,000                     $ 3,275,000
International Opportunities Fund                          225,000,000                     $ 2,250,000
European Growth Fund                                                0                     $ 0

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article FIRST above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the eight (8) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:


                                                                Number of Shares
                                                                  as Allocated         Aggregate
               Series Name                  Class Name                                 Par Value

International Growth Fund                   Investor                1,000,000,000         $10,000,000
                                            Institutional             150,000,000           1,500,000
                                            Service                             0                   0
                                            Advisor                   100,000,000           1,000,000
                                            C                          50,000,000             500,000
                                            A                          50,000,000             500,000
                                            B                          50,000,000             500,000
                                            C II                       50,000,000             500,000

International Discovery Fund                Investor                  400,000,000          $4,000,000
                                            Institutional              75,000,000             750,000
                                            Service                             0                   0
                                            Advisor                     5,000,000              50,000
                                            C                                 n/a                 n/a

Emerging Markets Fund                       Investor                  100,000,000          $1,000,000
                                            Institutional              12,500,000             125,000
                                            Service                             0                   0
                                            Advisor                     5,000,000              50,000
                                            C                          10,000,000             100,000

Global Growth Fund                          Investor                  150,000,000          $1,500,000
                                            Institutional               5,000,000              50,000
                                            Advisor                     5,000,000              50,000
                                            C                          10,000,000             100,000

Life Sciences Fund                          Investor                  200,000,000          $2,000,000
                                            Institutional               5,000,000              50,000
                                            Advisor                     5,000,000              50,000
                                            C                          10,000,000             100,000

Technology Fund                             Investor                  300,000,000          $3,000,000
                                            Institutional              15,000,000             150,000
                                            Advisor                     5,000,000              50,000
                                            C                           7,500,000              75,000

International Opportunities Fund            Investor                  200,000,000          $2,000,000
                                            Institutional              25,000,000             250,000
                                            C                                 n/a                 n/a

European Growth Fund                        Investor                            0              $    0
                                            Institutional                       0                   0
                                            Advisor                             0                   0
                                            C                                   0                   0

         THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles Supplementary.

         SIXTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article FIRST, and dividing the Series of capital stock of the Corporation into Classes as set forth in Article SECOND.

         IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 14th day of June, 2002.

                                            AMERICAN CENTURY WORLD
ATTEST:                                     MUTUAL FUNDS, INC.


                                            By:
------------------------------           --------------------------------------
Name:  Charles A. Etherington               Name:   David C. Tucker
Title:   Assistant Secretary                Title:      Senior Vice President

         THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  June 14, 2002
                                       -----------------------------------------
                                         David C. Tucker, Senior Vice President